Exhibit 10.07
***** CONFIDENTIAL TREATMENT REQUESTED
PUBLISHING AND DISTRIBUTION AGREEMENT
This publishing and distribution agreement (“Agreement”) is entered into as of the 1st day of October, 2004 (“Effective Date”), by and between Sorrent, Inc. (“Sorrent”) and PopCap Games, Inc. (“PopCap”).
Whereas Sorrent publishes and distributes games and other content for cell phones (“Wireless Devices”);
Whereas PopCap owns the rights to certain proprietary materials listed in Schedule A to this Agreement (the “PopCap Titles”); and
Whereas Sorrent wishes to publish and distribute the PopCap Titles over Wireless Devices.
The parties hereby agree as follows:
1. Licenses; Ownership of Intellectual Property.
     1a. PopCap grants to Sorrent an exclusive, non-transferable right and license to publish, distribute, sell and promote the PopCap Titles for use on Wireless Devices throughout the world during the Term of this Agreement via the following platforms only: J2ME, BREW, SMS, WAP (including WML and xHTML), MOPHUN, ExEn, Symbian, I-mode (cHTML) and lappli (collectively, the “Authorized Platforms’’). The license granted herein includes all rights necessary to develop, modify, create derivative works from, use, reproduce or cause to be reproduced, manufacture, have manufactured, distribute or have distributed (whether on fixed media or electronically), market, publicly display, publicly perform, promote, offer for sale, sell, import, license or otherwise exploit the PopCap Titles via the Authorized Platforms for purchase by individual end users by single sale or subscription, including, without limitation, via retail cards (and not for sale by OEM’s or bundled with other products, except for bundling which is incidental to subscription and retail card sales). The Authorized Platforms do not include any platforms not specifically identified above, and Windows Mobile and the Palm OS are specifically excluded. Sorrent may sublicense the rights granted in this Section la only to the extent reasonably necessary in connection with the creation and distribution of Wireless Versions (as defined below) by Sorrent as contemplated in this Agreement.
     1b. Notwithstanding anything to the contrary set forth in this Agreement, PopCap, its successors or assigns or, as applicable, it licensors, is, and shall at all times be and remain, the sole and exclusive owner of the PopCap Titles, all derivative works of the PopCap Titles, modifications to the PopCap Titles, regardless of who performs them, and all Intellectual Property Rights pertaining thereto. Without limiting the generality of the foregoing, nothing in this Agreement shall be deemed to grant or assign to Sorrent any proprietary or ownership interest or Intellectual Property Rights in or to the PopCap Titles other than the license rights set forth herein.
     1c. Notwithstanding the foregoing, PopCap acknowledges and agrees that it has no right, title and/or interest in and to the materials developed or created by Sorrent pursuant to this Agreement including, without limitation, (a) all Sorrent-created or licensed computer software, code, routines, tools, algorithms and other technology contained in or used in the development of versions of the PopCap Titles for distribution over Wireless Devices (the “Wireless Versions”), (b) all Sorrent-created art, sound, music, graphics, and other assets and designs embodied in the Wireless Versions or any advertising or marketing materials therefore, (c) the technical and/or maintenance documentation, if any, of or concerning the Wireless Versions: and (d) the related instruction manuals and packaging, if any, for the Wireless Versions but excluding any PopCap-provided content (collectively, the “Sorrent Materials”). Sorrent shall own all rights, title and interest, including all Intellectual Property Rights, in and to the Sorrent Materials to the extent the Sorrent Materials do not involve, include, embody or constitute a derivative work of, and are not otherwise based on, any portion of the PopCap Titles, or any Intellectual Property Rights embodied therein, or any artwork, assets or other materials supplied to Sorrent by PopCap and

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

Sorrent hereby assigns to PopCap all right, title and interest in and to such excluded materials which are created by Sorrent or its agents pursuant to this agreement, provided that PopCap shall not have the right to use or exploit the Wireless Versions incorporating materials provided or created by Sorrent following expiration or termination of this Agreement without the express written consent of Sorrent.
     1d. Each party hereby grants to the other a non-exclusive, non-transferable, worldwide limited license to use its trademarks, service marks, trade names and logos (“Trademarks”) as reasonably necessary to market, promote, use, distribute and display the Wireless Versions of the PopCap Titles or otherwise as the parties may agree in writing. PopCap further grants to Sorrent and its distributors a non- exclusive, non-transferable, worldwide limited license to use the PopCap Trademarks in the design, graphics and audio of the Wireless Versions of the PopCap Titles. All such Trademark usage will be in accordance with the licensor’s reasonable policies regarding advertising and trademark usage, as established from time to time. The parties’ respective Trademark usage guidelines are set forth in Schedule D to this Agreement. Except as permitted herein, or otherwise agreed to in writing by the licensor, neither party shall make any other use of the other party’s Trademarks.
     1e. Each party will retain all rights, title and interest in and to its Trademarks worldwide, subject to the limited license granted herein. Use of a party’s Trademarks by the other party under the limited license granted herein, and the goodwill associated therewith, will mure solely to the licensor.
2. Sorrent’s Obligations.
     2a. Sorrent will provide translation, localization, and porting of the PopCap Titles to Wireless Devices for the Authorized Platforms. The choice of specific devices and platforms will be determined after a technical review of the source code for the PopCap Titles, and is subject to Sorrent’s sole discretion. Sorrent agrees that: (a) the Wireless Versions shall be of the standard customary to high- quality entertainment software products in the wireless industry: (b) the Wireless Versions shall be developed, distributed, sold, licensed, advertised and serviced in accordance with all applicable laws: and (c) the policy of sale, distribution, and/or exploitation by Sorrent shall be of the equivalent standard customary to high-quality products in the entertainment software industry.
     2b. For each Authorized Platform, as defined above in Section la, for which Sorrent develops Wireless Versions of the Popcap Titles, Sorrent shall submit for PopCap’s approval “builds” of on a high-end version of a PopCap Title and one low end version of a PopCap Title. Each such build shall be intended to serve as a representative sample of the Wireless Versions which Sorrent will produce for all of the PopCap Titles. With each “build” submitted for approval, Sorrent shall also provide the means for reviewing and using these “builds,” including such hardware and carrier service, and/or comparable method of access to the Wireless Versions as is necessary to facilitate PopCap’s review of the Wireless Versions at the following junctures: (a) the initial concept and design document stage; (b) the beta development stage, and (c) at the final pre-gold master stage (as such terms are commonly understood in the entertainment software industry) for each Wireless Version.
PopCap shall have seven (7) business days after receipt to either approve or disapprove a submitted “build,” which approval shall not be unreasonably withheld. Any disapproval shall be communicated in writing and shall specify in detail the specific elements that are disapproved and the changes required for approval. In the event PopCap neither approves nor disapproves the submitted material within such seven (7) business day period, such submitted material shall be deemed approved. Sorrent agrees to make such changes as will be reasonably required to correct any deficiencies noted by PopCap promptly upon receipt of such notice. This procedure will be repeated with each submission with a 3 business day turn-around until PopCap determines that its reqnest(s) for changes has been met. Failure to provide PopCap with “builds” as outlined above or publishing Wireless Versions without PopCap approval shall be deemed a breach of this Agreement by Sorrent. Sorrent shall ensure that all Wireless Versions do not vary in any material respect from the representative samples approved by PopCap in accordance with the procedures outlined above. With respect to any particular Wireless Version that has not been approved by PopCap pursuant to the procedures outlined above, PopCap reserves the right to have Sorrent remove that version from distribution until it has corrected any deficiencies noted by PopCap.
The parties shall work cooperatively to streamline the foregoing process to the extent appropriate to minimize the time required for Sorrent to make minor revisions to the Wireless Versions.
     2c. Sorrent will submit the PopCap Titles to carriers’ applicable certification processes.
     2d. Sorrent will deploy the PopCap Titles on Sorrent’s servers.
     2e. Sorrent will provide marketing and promotion of the PopCap Titles to consumers via programs with carrier partners, Sorrent web site, Sorrent sell sheets, tradeshows, press releases, and other appropriate programs to be determined at Sorrent’s sole discretion. Use of PopCap trademarks or service marks in any marketing materials shall be subject to the terms of Sections 1d and le above and to approval by PopCap, with such approval not to be unreasonably withheld. PopCap shall have the right to review and approve all marketing, advertising and promotional materials incorporating any of PopCap’s creative assets. PopCap shall have five (5) business days after receipt to either approve or disapprove such materials, which approval shall not be unreasonably withheld. Any disapproval shall be communicated in writing and shall specify in detail the specific elements that are disapproved and the changes required for approval. In the event PopCap neither approves nor disapproves the submitted material within such five (5) business day period, such submitted material shall be deemed approved. Marketing materials for use in co-marketing with carriers that incorporate previously approved screen shots from the PopCap Titles will be deemed approved and will not be subject to further approval requirements. Failure to provide PopCap with any marketing, advertising and promotional materials incorporating any of PopCap’s creative assets prior any publication of said marketing, advertising or promotional materials shall be deemed a breach of this Agreement by Sorrent.
     2f. Sorrent will provide customer support as reasonably necessary, and any such support shall be of a high quality of the equivalent standard customary in the entertainment software industry.
     2g. The Wireless Versions shall include PopCap brands and proprietary notices in a form approved by PopCap, and Sorrent shall not alter or delete such brands or notices without the prior written consent of PopCap. Any co-branding of the Wireless Versions shall be subject to PopCap’s prior written approval.
     2h. The Wireless Versions shall be distributed with the end user license agreement set forth in Exhibit E.
     3. PopCap’s Obligations.
     PopCap will:
     3a. Deliver to Sorrent all source code, documentation, and proprietary development tools necessary for Sorrent to modify, create translations of, localize and port the PopCap Titles as set forth in Section 2 above within 30 days of the Effective Date.
     3b. Upon reasonable request by Sorrent, use reasonable efforts to assist Sorrent in performing its obligations by answering technical questions and providing information necessary for modifying the application.
     4. Term and Termination.

     4a. The term of this agreement (the “Term”) will begin on the Effective Date and will expire ***** thereafter. The Term will automatically renew for additional ***** unless either party notifies the other in writing of its intent not to renew at least ***** prior to expiration of the then- current term.
     4b. Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach is not cured within 30 days following written notice to the breaching party.
     4c. PopCap shall have the right to terminate this Agreement with respect to any particular PopCap Title that has not been submitted for distribution to one or more carriers by the deadline for that PopCap Title set forth in Schedule C to this Agreement by providing Sorrent with ***** written notice of its intent to do so. Any termination by PopCap pursuant to this Section 4c will only be effective if Sorrent has not submitted the relevant PopCap Title for distribution by a carrier within ***** of receipt of such notice.
     4d. Upon 30 days written notice, PopCap shall have the right to terminate this Agreement with respect to any PopCap Title for which the quarterly royalties payable to PopCap do not meet the Royalties Target as set forth in Schedule C to this Agreement. Any termination by PopCap pursuant to this Section 4d will only be effective if (i) PopCap provides such written notice to Sorrent within 15 days of receipt of any quarterly report disclosing that a given Royalties Target has not been met. In the event of a termination pursuant to this Section 4d, Sorrent shall have ***** following the effective date of the termination to sell off remaining inventory of the affected PopCap Title.
     4e. The parties acknowledge and agree that end users may download the PopCap Titles during the Term of this Agreement and continue to use those downloads after the expiration of this Agreement pursuant to end user subscription agreements.
5. Royalties; Sales Reports
     5a. During the Term of this Agreement. Sorrent will pay PopCap royalties as set forth in Schedule B to this Agreement. PopCap’s share of Gross Revenues shall be net of taxes (other than taxes measured by PopCap’s income), and Sorrent shall be responsible for the payment of all taxes which result from its activities pursuant to this Agreement.
     5b. Any royalties owed to PopCap shall be paid on a quarterly basis within thirty (30) days following the end of each of Sorrent’s fiscal quarters during the term of this Agreement, Sorrent may adjust any future royalty payment for any past overpayments that may have occurred and/or any adjustments to any prior Gross Revenues calculation.
     5c. Sorrent will provide on a quarterly basis sales reports reflecting payments received from carriers and other third parties for sales of each PopCap Title and the resultant royalties payable to PopCap. Such reports shall specify Gross Revenue and PopCap’s share of revenue by carrier, title and platform as well as the total of PopCap’s share of revenue where provided by carrier to Sorrent, and may include such other information as PopCap may reasonably request.
     5d. Sorrent will maintain books and records relating to the Gross Revenues and the allocation of the royalties pursuant to this Section 5 and Schedule B. On at least 15 days prior written notice, PopCap or its agents may, at PopCap’s sole expense, inspect, make copies of, and otherwise audit those books and records at Sorrent’s offices during normal business hours; provided that the foregoing audit rights will be subject to Sorrent’s confidentiality restrictions. PopCap’s audit rights under this Section 5 will terminate upon the 12-month anniversary of the expiration of this Agreement, and PopCap may not audit Sorrent’s books more frequently than once in any 12-month period. Sorrent shall pay any shortfall

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

to PopCap together with interest accrued thereon at a rate of ten percent (10%) from the date such royalty should have been paid to the date of payment. In addition, Sorrent shall pay the costs of the audit in the event that the audit report discloses a shortfall of five percent (5%) or more during any quarter.
6. Representations and Warranties.
     6a. Each party represents and warrants that (i) it is an entity duly organized and validly existing under the laws of its state of organization, (ii) it has the power and authority to enter into this Agreement and to perform fully its obligations under this Agreement, (iii) it is under no contractual or other legal obligation that might interfere in any way with its prompt and complete performance under this Agreement, and (iv) the person executing this agreement on its behalf has been duly authorized to do so and, upon such execution, this Agreement constitutes a binding obligation of such party.
     6b. PopCap further represents and warrants that (i) it is the lawful owner or licensee of all rights in the PopCap Titles and has the full right and authority to grant the licenses herein; and (ii) the PopCap Titles and the license granted herein do not violate any third party rights, including, without limitation, any copyright, trademark, trade secret or US patent right.
     6c Sorrent further represents and warrants that (i) it is the lawful owner or licensee of all rights in the content which it incorporates into the Wireless Versions, and has the full right and authority to do such incorporating; and (ii) the incorporation of such content into the Wireless Versions will not violate any third party rights, including, without limitation, any copyright, trademark, trade secret or US patent right.
7. Confidentiality.
     7a. During the Term of this Agreement and thereafter, each party will use and reproduce the other party’s Confidential Information (as defined below in Sections 7b. and 7c.) only for purposes of this Agreement and only to the extent necessary for such purpose and will restrict disclosure of the other party’s Confidential Information to its employees, consultants or independent contractors with a need to know and will not disclose the other party’s Confidential Information to any third party without the prior written approval of the other party. Notwithstanding the foregoing, it will not be a breach of this Agreement for either party to disclose Confidential Information of the other party if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice and the disclosing party has sought all available safeguards against widespread dissemination prior to such disclosure.
     7b. “Confidential Information” refers to: (i) the terms and conditions of this Agreement; (ii) the source code and assets for the PopCap Titles, (iii) each party’s trade secrets, business plans, strategies, methods and/or practices; and (iv) any other information relating to either party or its business that is not generally known to the public, including but not limited to information about either party’s personnel, products, customers, marketing strategies, services or future business plans.
     7c. Notwithstanding the foregoing, Confidential Information specifically excludes (i) information which is in the public domain or subsequently becomes available to the public other than as a result of a breach of this Agreement; (ii) information that is known to either party without restriction, prior to receipt from the other party under this Agreement, from its own independent sources as evidenced by such party’s written records, and which was not acquired, directly or indirectly, from the other party; (iii) information that either party receives from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; and (iv) information independently developed by either party’s employees or agents.
8. Indemnity and Limitation of Liability.

     8a. PopCap agrees to indemnify, defend and hold harmless Sorrent and its parent, subsidiaries, affiliates, successors or assigns, and the officers, directors and employees of each of them from and against any damages, liabilities, claims, costs and expenses, including reasonable legal fees and expenses (“Claims”) arising directly or indirectly from PopCap’s breach of any of its representations, warranties or obligations herein.
     8b. Sorrent agrees to indemnify, defend and hold harmless PopCap and its parent, subsidiaries, affiliates, successors or assigns, and the officers, directors and employees of each of them from and against any Claims arising directly or indirectly from Sorrent’s breach of any of its representations, warranties or obligations herein.
     8c. Limitation of Liability; Disclaimer of Warranties: EXCEPT FOR ANY INDEMNIFICATION LIABILITY ARISING UNDER THIS SECTION 8 OR THE VIOLATION OF THE INTELLECTUAL PROPERTY OR TRADE SECRET RIGHTS OF A PARTY, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. SUBJECT TO THE OBLIGATIONS OF THE PARTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY DISCLAIMS ANY AND ALL PROMISES, REPRESENTATIONS AND EXPRESS OR IMPLIED WARRANTIES WHATSOEVER.
9. Miscellaneous.
     9a. Publicity; Approvals. After execution of this Agreement the parties will issue a joint press release to announce the signing of this Agreement. Neither party may make any press release, public statement or disclosure concerning the terms of this Agreement without the prior approval of the other party. Whenever either party requests any approval from the other party in accordance with the terms of this Agreement, the reviewing party will provide a response within 5 business days, and the material submitted will be deemed approved if the submitting party does not receive a response within such time.
     9b. Notice. In order to be effective, any notice under this Agreement must be in writing and delivered by personal delivery, overnight courier, confirmed facsimile or certified or registered mail. All notices should be directed to the parties and addresses set forth below:
Sorrent:
Paul Zuzelo
Sorrent, Inc.
1810 Gateway Blvd, Suite 115
San Mateo, CA 94404
Fax No.: (650) 571-5698
With a copy to:
Piper Rudnick LLP
333 Market Street, Suite 3200
San Francisco, CA 94105
Attn: Lisa M. Sitkin, Esq.
Fax No. : (415) 659-7300

PopCap:
General Business Manager
PopCap Games
2401 4th Ave
Suite 810
Seattle, WA 98121
Fax No: (206)256-2066
     9c. No Partnership or Joint Venture. Neither party has any power or authority to assume or create any obligation or responsibility on behalf of the other party, and this Agreement may not be construed to create or imply any partnership, agency or joint venture between the parties.
     9d. Force Majeure. Any delay in or failure of performance by either party will not be considered a breach of this Agreement to the extent such delay or failure is actually caused by any occurrence beyond the reasonable control of such party including, without limitation, acts of God, power outages, telecommunications failures and governmental restrictions.
     9e. Assignment: Binding Effect on Successors and Assigns. Sorrent may not assign its rights or obligations under this Agreement without the prior written consent of PopCap, such consent not to be reasonably withheld. This Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.
     9f. Governing Law; Forum. This Agreement will be governed by and construed in accordance with the laws of the State of California without reference to California’s conflict of laws principles.
     9g. Construction. The parties acknowledge that the terms of this Agreement reflect negotiations between the parties, both of whom were represented by counsel, and that the Agreement may not be deemed, for purposes of construction and interpretation, to have been drafted by either party.
     9h. Waivers. No waiver of any of the provisions of this Agreement will constitute or be deemed to be a waiver of any other provision of this Agreement.
     9i. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any particular provision or provisions will not affect the validity and enforceability of any other provision.
     9j. Entire Agreement; Modifications. This Agreement, together with any schedules and exhibits referred to herein, is the complete and entire agreement between Sorrent and PopCap regarding the subject matter hereof and supersedes any prior agreements and communications, whether written or oral, regarding that subject matter. This Agreement may only be modified by a writing signed by both parties.
     9k. Attorney Fees. In the event that any suit or other action is instituted to interpret or enforce this Agreement, the prevailing party shall be entitled to recover its attorney fees, including those incurred on appeal, as determined by the court.

PopCap Games, Inc.		Sorrent, Inc.

By:	/s/ [ILLEGIBLE]	By:	/s/ Ray Schaaf

Title:	President	Title:	President of Publishing

Schedule A
PopCap Titles
The PopCap Titles are:
l -Zuma
2 -AstroPop
3 -Bookworm

Schedule B
Royalty Rate
Sorrent will pay to PopCap royalties based on Gross Revenues from the PopCap Titles pursuant to this Agreement as follows: For single unit sales, Sorrent shall pay PopCap the greater of A) ***** percent (*****%) of Gross Revenues or B) ***** ($*****) per each unit sold. For subscription sales, Sorrent shall pay PopCap the greater of A) ***** percent (*****%) of Gross Revenues or B) ***** ($*****) per each subscription unit of time to a single end user, with the maximum unit of time not to exceed one month
For purposes of this Agreement, “Gross Revenues” means all revenues received by Sorrent from carriers or other third parties with respect to the PopCap Titles.

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

Schedule C
Submission Deadlines and Royalties Targets
For each of the PopCap Titles, the deadline by which Sorrent must submit the title for distribution by one or more carriers and the Royalty Targets will be as follows:
Title 1 (Zuma)
Submission deadline shall be no later than ***** after the Effective Date.
Royalty Targets:

Months *****	$***** per quarter
Months *****	$***** per quarter
Months *****	$***** per quarter
Months *****	$***** per quarter
Months *****	$***** per quarter
Title 2 (AstroPop)
Submission deadline shall be no later than ***** after the Effective Date.
Royalty Targets:

Months *****	$***** per quarter
Months *****	$***** per quarter
Months *****	$***** per quarter
Months *****	$***** per quarter
Months *****	$***** per quarter
Title 3 (Bookworm)
Submission deadline shall be no later than ***** after the Effective Date.
Royalty Targets:

Months *****	$***** per quarter
Months *****	$***** per quarter
Months *****	$***** per quarter
Months *****	$***** per quarter
Months *****	$***** per quarter
The royalty targets shall commence on the earlier of A) the first launch date or B) the stated submission deadline. Royalty targets shall not be cumulative (i.e. any royalties in excess of the target in one quarter may not be carried over to a later quarter.)

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

Schedule D
Trademark Usage Guidelines
PopCap Guidelines:
PopCap has granted to Sorrent a limited license to use and publish PopCap’s Trademarks. Sorrent shall retain the appropriate trademark symbol or designation (i.e., ®, ™ or SM) and shall footnote the appropriate ownership of PopCap’s Trademarks wherever they are displayed in any manner as PopCap may reasonably designate from time to time. Sorrent agrees that it will not use PopCap’s Trademarks or any reproduction thereof in any manner which is not a permitted use without PopCap’s prior written approval.
Sorrent further agrees that it will not apply for or seek to obtain trademark, copyright, domain name or any other intellectual property right in any of PopCap’s Trademarks. Sorrent will not challenge the title or right of PopCap in and to PopCap’s Trademarks. Sorrent will not harm, misuse or bring into disrepute any of PopCap’s Trademarks, their reputation or that of PopCap or any of its affiliated entities.
Sorrent Guidelines:
Sorrent has granted to PopCap a limited license to use and publish Sorrent’s Trademarks, PopCap shall retain the appropriate trademark symbol or designation (i.e., ®, ™ or SM) and shall footnote the appropriate ownership of Sorrent’s Trademarks wherever they are displayed in any manner as Sorrent may reasonably designate from time to time. PopCap agrees that it will not use Sorrent’s Trademarks or any reproduction thereof in any manner which is not a permitted use without Sorrent’s prior written approval.
PopCap further agrees that it will not apply for or seek to obtain trademark, copyright, domain name or any other intellectual property right in any of Sorrent’s Trademarks. PopCap will not challenge the title or right of Sorrent in and to Sorrent’s Trademarks. PopCap will not harm, misuse or bring into disrepute any of Sorrent’s Trademarks, their reputation or that of Sorrent or any of its affiliated entities.

Schedule E
End User License Agreement
Terms of Service: By accessing and using Sorrent’s services, you accept and agree to be bound by these terms and conditions and by the Terms of Use and Legal Notices on our web site, accessible from your PC browser at www.sorrent.com.
Proprietary Rights; Restrictions on Use: All games, software and other materials provided by Sorrent through its services, including, without limitation, all text, graphics, photographs, images, moving images, sounds and illustrations (the “Content”), are the property of Sorrent, Inc. and its licensors and are protected by U.S. and international copyright laws and treaty provisions. Sorrent grants to you a non-exclusive, limited license to download and use the Content solely in order to play games on Sorrent’s services. You may not use the Content for any other purpose. You may not sub-license, or charge others to use or access the Content. You may not translate, reverse-engineer, reverse-compile or decompile, disassemble, modify or make derivative works from the Content.
No Liability for Service Provider Charges: Sorrent and its licensors are not responsible or liable for service provider charges incurred by users while accessing Sorrent services.
No Liability for Improper Use or Behavior: Sorrent and its licensors advise against use of Sorrent services during activities, such as automobile driving, where distractions may produce a significant risk of accident. You acknowledge and agree that use of the Sorrent services during such activities is at your sole risk, and that Sorrent and its licensors will not be responsible for damages of any kind whatsoever resulting from your failure to comply with this warning. Sorrent does not police the behavior of its users and cannot prevent users from harassing other users or sending improper messages to other users. Sorrent will not be liable for any improper conduct on the part of its users.
No Warranties: Sorrent services are provided on an “as is” and “as available” basis. Sorrent expressly disclaims all warranties of any kind, whether express or implied.
Privacy Policy: Sorrent will only collect and handle user information in compliance with its privacy policy, accessible from your PC browser at www.sorrent.com. Sorrent may provide anonymous aggregated statistical and demographic information (such as the average length of time users access certain games) to third parties in Sorrent’s sole discretion.
Sorrent and We Create.You Play. Everywhere, are registered trademarks of Sorrent, Inc. All other trademarks are the property of their respective owners.

FIRST AMENDMENT TO THE PUBLISHING AND DISTRIBUTION AGREEMENT

This shall serve as the First Amendment to the Publishing and Distribution Agreement (“Agreement”) by and between Glu Mobile, Inc. (“Glu Mobile”) and PopCap Games, Inc. (“PopCap”) and is entered into as of the 19th day of August, 2004 (“Amendment effective date”)

The parties agree to modify the Agreement as follows:

1.	Effective Date. The Effective Date of the Agreement is hereby defined to be October 1st, 2004

2.	Name Change. The legal name of the entity with whom the Agreement was signed has been changed from “Sorrent, Inc.” to “Glu Mobile Inc.” (DBA “Glu”) effective June 2, 2005.

3.	Insaniqarium. Schedule A of the Agreement is amended to provide that Insaniqarium shall replace Bookworm as the third licensed title under the same terms and conditions governing all titles included in Schedule A. Schedule C is likewise amended to provide that Insaniqarium shall replace Bookworm as Title 3, and the Submission deadline for Insaniquarium shall be no later than ***** after the Amendment Effective Date.

4.	Term. The Term of this Agreement with respect to the licensed title Insaniquarium shall begin on Amendment Effective Date and will expire ***** thereafter. The Term will auto-renew as per the terms set forth in section 4a of the Agreement.

Except as herein expressly amended or by necessary implication modified by this Agreement, the Agreement in all other respects is hereby ratified and shall continue in full force and effect.

By signing in the places indicated below, the parties hereto accept and agree to all of the terms and conditions hereof.

PopCap Games, Inc.	Glu Mobile, Inc.

By: /s/ David K. Itaas	By: /s/ Paul Zuzelo

Date: 8/22/05	Date: 8/29/05

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

SECOND AMENDMENT TO PUBLISHING & DISTRIBUTION AGREEMENT

This amendment to that Publishing and Distribution Agreement, dated October 2004 and amended August 22, 2004 (together the “Agreement”), is entered into by and between PopCap Games, Inc. (“PopCap”), and Glu Mobile, Inc. (“Glu Mobile”), (collectively the “Parties” and individually a “Party”).

The Parties hereby agree to amend the Agreement as follows:

1.	Amend the first paragraph to add the following Party after “PopCap Games, Inc.”:

. . . and PopCap Games, International, Ltd., a company organized and existing under the laws of Ireland having its registered office at 30 Herbert Street, Dublin 2, Ireland, defined collectively as (“PopCap”).

2.	Add the following to the end of Section 5b:

Glu Mobile agrees to make payments to PopCap Games, Inc., for revenue earned from its distribution partners in North and South America (understood as: U.S., Canada, Mexico, Central and South America), and to pay PopCap Games International. Ltd., for revenue earned from its distribution partners outside North and South America (understood as: Asia, Europe, Eastern Europe, Australia, New Zealand, Caribbean, Africa, Mauritius, and the Middle East). For avoidance of doubt, such separate payments and any reporting provided for in this Section 5b or the Agreement shall commence as of the second quarter of 2006.

All other terms and conditions of the Agreement shall remain in full force and effect except as modified by this amendment. In the event of any inconsistencies between this amendment and the Agreement, this amendment shall prevail.

In witness whereof, the Parties have caused the agreement to be made effective as of January 1, 2006.

PopCap Games, Inc.		Glu Mobile, Inc.

Signature:	/s/ David K. Haas	Signature:	/s/ Paul Zuzelo
Name:	David K. Hass	Name:	Paul Zuzelo
Title:	COO	Title:	CAO

APPROVED:

PopCap Games International, Ltd.
Signature:	/s/ David K. Haas
Name:	David K. Hass
Title:	Director